Exhibit 1.1

BRANCHOUT FOOD inc.

FIRST AMENDMENT TO AT-THE-MARKET ISSUANCE SALES AGREEMENT

This FIRST AMENDMENT TO AT-THE-MARKET ISSUANCE SALES AGREEMENT (this “Amendment”), dated as of February 18, 2025 (the “Amendment Effective Date”), is made by and between BranchOut Food Inc. (the “Company”) and Alexander Capital, L.P. (the “Agent”).

WHEREAS, The Company and the Agent are parties to that certain At-The-Market Issuance Sales Agreement, dated as of October 23, 2024 (the “Sales Agreement”);

WHEREAS, The Company and the Agent have agreed to amend the Sales Agreement solely to increase the total value of shares of Common Stock available to be issued and sold through the Agent or any of its sub-agent(s) or other designees, acting as sales agent, from up to an aggregate offering price of US$3,000,000 to up to an aggregate offering price of US$5,000,000; and

WHEREAS, Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Sales Agreement.

NOW, THEREFORE, The Company and the Agent hereby agree as follows as of the Amendment Effective Date:

1. Amendment to Sales Agreement. Each reference to “$3,000,000” in (i) the header of the Sales Agreement; (ii) the introductory paragraph of the Sales Agreement; and (iii) Section 2(a) of the Sales Agreement, are hereby deleted in their entirety and replaced with “$5,000,000”.

2. Waiver. Notwithstanding the provisions of Section 3(p) of the Sales Agreement pursuant to which the Company and the Agent agree that the Amendment Effective Date shall constitute a Bringdown Date, the Agent unconditionally and irrevocably waives (a) the delivery of any document required to be provided by the Company or M&K CPAS, LLC on such Bringdown Date and (b) the satisfaction of any condition required to be satisfied as of such Bringdown Date, and the Company hereby accepts and acknowledges the Agent’s waiver thereof.

3. Company’s Representations. The Company has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. Any consent, approval, authorization, order, registration or qualification of or with any governmental authority required for the execution, delivery and performance by the Company of this Amendment has been obtained and is in full force and effect.

4. Conditions Precedent. This Amendment and its provisions shall become effective upon the execution and delivery of this Amendment by a duly authorized officer of each of the Company and the Agent.

5. Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Sales Agreement remain unmodified and in full force and effect and are hereby ratified and confirmed by the Company. Any inconsistency between this Amendment and the Sales Agreement (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Sales Agreement inconsistent with this Amendment.

6. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent under the Sales Agreement or any other document, instrument or agreement executed and/or delivered in connection therewith.

7. Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.

8. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.

9. Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 12 of the Sales Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has entered into this First Amendment as of the Amendment Effective Date.

BranchOut Food Inc.

By:	/s/ Eric Healy
Name:	Eric Healy
Title:	Chief Executive Officer

Alexander Capital, L.P., as Agent

By:	/s/ Jonathan Gazdak
Name:	Jonathan Gazdak
Title:	Managing Director

[Signature Page to First Amendment to At-The-Market Issuance Sales Agreement]